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                                                                     EXHIBIT 5.1

               [LETTERHEAD OF BAKER & BOTTS L.L.P. APPEARS HERE]

                                                                    July 9, 1999

Reliant Energy, Incorporated
1111 Louisiana
Houston, Texas 77002

Ladies and Gentlemen:

          We have acted as counsel for Reliant Energy, Incorporated, a Texas corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3 (Registration No. 333-81119) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), on June 21, 1999 relating to the proposed issuance and sale from time to time of up to 15,000,000 shares (the "Shares") of common stock, without par value, of the Company (the "Common Stock") and associated rights to purchase shares of Series A Preference Stock, without par value, of the Company (the "Rights").

          In our capacity as your counsel in the connection referred to above, we have examined the Company's Restated Articles of Incorporation and Amended and Restated Bylaws, each as amended to date, and the Amended and Restated Rights Agreement, dated as of August 6, 1997, between the Company and Chase Bank of Texas, National Association (the "Rights Agreement") and have examined originals, or copies certified or otherwise identified, of corporate records of the Company, including minute books of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments or documents, as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company with respect to the accuracy of the material factual matters contained in such certificates. In making our examination, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

          On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

          1.  The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Texas.
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Reliant Energy, Incorporated          -2-                           July 9, 1999


          2. When (i) the Board of Directors of the Company (the "Board") has taken all necessary corporate action to approve the issuance of Shares and the terms of the offering thereof and related matters, and (ii) Shares have been issued and delivered in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, such Shares will be validly issued, fully paid and nonassessable.

          3. The issuance of the Rights associated with the Shares referred to in paragraph 2 above has been duly authorized by all requisite corporate action on the part of the Company and, upon issuance from time to time in connection with the issuance of the associated Shares as provided in paragraph 2 above and in accordance with the terms of the Rights Agreement, the Rights associated with such Shares will be validly issued.

          The opinion set forth in paragraph 3 above is limited to the valid issuance of the Rights under the Texas Business Corporation Act. In this connection, we do not express any opinion herein on any other aspect of the Rights, the effect of any equitable principles or fiduciary considerations relating to the adoption of the Rights Agreement or the issuance of the Rights, the enforceability of any particular provisions of the Rights Agreement, or the provisions of the Rights Agreement which discriminate or create unequal voting power among shareholders.

          We are members of the Texas Bar and the opinions set forth above are limited in all respects to matters of Texas law as in effect on the date hereof. At your request, this opinion is being furnished to you for filing as Exhibit
5.1 to the Registration Statement. Additionally, we hereby consent to the reference to our Firm under the caption "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    Baker & Botts, L.L.P.